UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEUROGEN CORPORATION

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NEUROGEN CORPORATION

35 Northeast Industrial Road

Branford, CT 06405

July 9, 2004

To the Stockholders of Neurogen Corporation:

On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Monday, July 26, 2004, at 9:00 a.m., local time, at Neurogen Corporation, 35 Northeast Industrial Road, Branford, Connecticut 06405.

A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 2003 Annual Report to Stockholders.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope. By returning the proxy, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Sincerely,

/s/ William H. Koster
William H. Koster President and Chief Executive Officer

NEUROGEN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 26, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Monday, July 26, 2004, at 9:00 a.m., local time, at Neurogen Corporation, 35 Northeast Industrial Road, Branford, Connecticut 06405, for the following purposes:

1.	To elect thirteen directors to the Board of Directors, each to hold office until the 2005 Annual Meeting of Stockholders of the Company and until such director’s respective successor shall have been duly elected and qualified.

2.	To adopt amendments to the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, which include an increase in the number of shares available for issuance under the program from 400,000 shares to 570,000 shares.

3.	To adopt amendments to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, which include an increase in the number of shares available for issuance under the plan from 2,000,000 shares to 3,500,000 shares.

4.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2004.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Notice is accompanied by a form of proxy, a Proxy Statement and the Company’s 2003 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

In accordance with the Company’s By-laws, the close of business on June 10, 2004 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

/s/ Stephen R. Davis
Stephen R. Davis Secretary

Branford, Connecticut

July 9, 2004

IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you returned a proxy.

NEUROGEN CORPORATION

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the “Company” or “Neurogen”) for use at the Annual Meeting of Stockholders to be held on July 26, 2004, at 9:00 a.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Neurogen Corporation, 35 Northeast Industrial Road, Branford, Connecticut 06405. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen’s Annual Report to Stockholders are being mailed to stockholders on or about July 12, 2004.

Record Date and Share Ownership

Stockholders of record on the Company’s books at the close of business on June 10, 2004 (the “Record Date”) are entitled to vote at the Annual Meeting. At the Record Date, 34,251,433 shares of the Company’s Common Stock, par value $0.025 per share (the “Common Stock”), were issued and outstanding. For information concerning stock ownership by certain stockholders, see “Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation prior to the voting of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made, will be voted on such proposal in accordance with the recommendation of the Board of Directors.

A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum. The approval of the proposals presented at the Annual Meeting, other than the election of directors, will require the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. The directors shall be elected by a plurality of the votes cast at the meeting. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will be counted in determining whether a quorum is present. However, broker non-votes and abstentions are not counted as votes cast and, therefore, will have no effect on the vote total for any proposal.

When a stockholder signs the proxy card, he or she appoints William H. Koster and Stephen R. Davis, or each of them, as his or her representatives at the Annual Meeting. William H. Koster or Stephen R. Davis will vote the shares, as instructed them on the proxy card, at the Annual Meeting. In this manner, the shares will be voted whether or not the stockholder attends the Annual Meeting. Even if the stockholder plans to attend the Annual Meeting, he or she should complete, sign and return the proxy card in advance of the Annual Meeting in the event of a change in plans.

The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by mail and may be supplemented by telephone, telegram or personal solicitation by certain of the directors, officers and regular employees of the Company, or at the Company’s request, by a professional proxy solicitor. No additional compensation will be paid for directors, officers or regular employees for such services, but if professional proxy solicitors are used, such solicitors will be paid their customary fees by the Company.

Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

Voting via the Internet or by Telephone

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company’s proxy card.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and internet votes of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

Dissenters’ Right of Appraisal

Under Delaware law, there are no statutory or contractual rights of appraisal or similar remedies available to stockholders who dissent from any matter to be acted upon at the Annual Meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Thirteen directors are to be elected to the Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the thirteen nominees of the Board of Directors named below, all of whom are presently directors of the Company and have served continuously since the month and year indicated opposite each such director’s name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director’s successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. The thirteen persons receiving the highest vote totals shall be elected as directors of the Company.

Nominees for the Board of Directors

The names of the nominees for director, their ages as of June 25, 2004 and certain other information about them are set forth below:

Name of Nominees	Age	Principal Occupation	Director Since
Felix J. Baker, Ph.D.	35	Managing Partner, Baker Brothers Investments	May 1999

Julian C. Baker	38	Managing Partner, Baker Brothers Investments	May 1999

Eran Broshy	45	Chief Executive Officer and Director of Ventiv Health	July 2003

Robert N. Butler, M.D.	77	Chief Executive Officer and President, International Longevity Center-USA; Chairman of Geriatrics, Mount Sinai Medical Center	July 1989

Frank C. Carlucci	73	Chairman of the Board, Neurogen Corporation; Chairman Emeritus, The Carlyle Group	February 1989

Stephen R. Davis	43	Executive Vice President and Chief Business Officer, Neurogen Corporation	September 2001

Stewart Hen	37	Managing Director, Warburg Pincus LLC	April 2004

William H. Koster, Ph.D.	60	President and Chief Executive Officer, Neurogen Corporation	September 2001

Jonathan S. Leff	35	Managing Director, Warburg Pincus LLC	April 2004

Name of Nominees	Age	Principal Occupation	Director Since

Mark Novitch, M.D.	72	Former Vice Chairman of the Board, The Upjohn Company; Former Professor of Health Care Sciences, George Washington University Medical Center	December 1993

Craig Saxton, M.D.	61	Former Executive Vice President, Pfizer Global Research and Development and Vice President, Pfizer Inc.	January 2002

John Simon, Ph.D.	61	Managing Director, Allen & Company LLC	May 1989

Suzanne H. Woolsey, Ph.D.	62	Chief Communications Officer, National Academy of Sciences/National Research Council	January 1998

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company other than Julian and Felix Baker, who are brothers.

The following information, which has been provided by the Company’s director nominees, sets forth each such person’s principal occupation, employment and business experience during the past five years, and the period during which such person served as a director of the Company:

Felix J. Baker, Ph.D., has served as a director of Neurogen since May 1999. Dr. Baker and his brother Julian Baker co-founded a biotechnology investing partnership, which the Bakers have managed since 1994. Over the past few years, the Bakers have also partnered with major universities and other endowments to create multiple additional funds. Collectively, these funds are known as Baker Brothers Investments, which has grown into one of the largest private sources of capital focused on publicly traded life sciences companies. Dr. Baker is currently a managing member of Baker Bros. Advisors, LLC. Dr. Baker received his Ph.D. in Immunology and a B.S. in Biology with honors from Stanford University, where he also completed two years of medical school. He is also a director of Conjuchem Inc., Seattle Genetics and various privately held companies.

Julian C. Baker has served as a director of Neurogen since May 1999. Mr. Baker and his brother Felix Baker co-founded a biotechnology investing partnership, which the Bakers have managed since 1994. Over the past few years, the Bakers have also partnered with major universities and other endowments to create multiple additional funds. Collectively, these funds are known as Baker Brothers Investments, which has grown into one of the largest private sources of capital focused on publicly traded life sciences companies. Julian Baker is currently a managing member of Baker Bros. Advisors, LLC. Mr. Baker was employed from 1988 to 1993 by the private equity investment arms of the First Boston Corporation and Credit Suisse First Boston Corporation, and was a founding employee of The Clipper Group, which managed $1.6 billion for First Boston and Credit Suisse First Boston. Mr. Baker holds an A.B. magna cum laude from Harvard University. He is also a director of Incyte Corporation and various privately held companies.

Eran Broshy has served as a director of Neurogen since July 2003. Mr. Broshy is Chief Executive Officer and Director of Ventiv Health, a preferred provider of comprehensive marketing and sales solutions for the pharmaceutical and life sciences industries. Mr. Broshy is a widely recognized authority and frequent speaker on strategic issues in pharmaceuticals and healthcare. Prior to joining Ventiv he served as the partner responsible for the healthcare practice of The Boston Consulting Group (BCG) across the Americas. During his fourteen-year tenure at BCG, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations, and academic medical centers, and advised on a range of strategic, organizational and operational issues. Mr. Broshy has also served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy is a graduate of Harvard University (M.B.A.), Stanford University (M.S.), and Massachusetts Institute of Technology (B.S.).

Robert N. Butler, M.D., has served as a director of Neurogen since July 1989. Dr. Butler has served as the Brookdale Professor and Chairman of the Department of Geriatrics and Adult Development at Mount Sinai Medical Center since 1982. From 1976 until 1982, Dr. Butler was the founding director of the National Institute of Aging of the National Institutes of Health. Dr. Butler won the 1976 Pulitzer Prize for his book, “Why Survive? Being Old in America.” He has served as the editor-in-chief of Geriatrics, a journal for primary care physicians, and serves on the editorial board of several other professional publications. Dr. Butler has been Chief Executive Officer and President of the International Longevity Center-USA since 1990. He is also a member of the Institute of Medicine of the National Academy of Sciences and a founding Fellow of the American Geriatrics Society. He has served as a consultant to the United States Special Committee on Aging, the National Institute of Mental Health, the Commonwealth Fund, the Brookdale Foundation and numerous other foundations and corporations.

Frank C. Carlucci has served as a director and Chairman of the Board of Neurogen since February 1989. Mr. Carlucci is principally employed as Chairman Emeritus of The Carlyle Group, a private merchant bank, and has been the Chairman since 1993. Mr. Carlucci served as Secretary of Defense of the United States from November 1987 through January 1989. Prior to his appointment as Secretary of Defense, Mr. Carlucci was Assistant to the President of the United States for National Security Affairs. Mr. Carlucci had been Chairman and Chief Executive Officer of Sears World Trade Inc. from 1984 to 1986, after having served as President and Chief Operating Officer since 1983. Mr. Carlucci is also a director of Sun Resorts, Encysive Inc., United Defense L.P., and the Rand Corporation.

Stephen R. Davis has been Executive Vice President of Neurogen since September 2001 and Chief Business Officer since January 2000. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Stewart Hen has served as director of Neurogen since April 2004 and is a Managing Director at Warburg Pincus LLC. He was appointed to fill a newly-created directorship on April 19, 2004 as a condition to the closing of the private placement transaction by which the Company issued $100 million of Common Stock to Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family. Prior to joining Warburg Pincus, he was a management consultant at McKinsey & Company where he advised pharmaceutical and biotechnology companies on a range of strategic management issues. Prior to McKinsey, he worked at Merck in both Research & Development and Manufacturing. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in chemical engineering from the Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware. Mr. Hen is a director of Rib-X Pharmaceuticals and formerly of The Medicines Company, Triangle Pharmaceuticals and Synaptic Pharmaceuticals. He also serves on the Health Care & Sciences Group of the New York City Investment Fund.

William H. Koster, Ph.D., joined Neurogen as President and CEO in September 2001. Prior to joining Neurogen, Dr. Koster worked for approximately 30 years in drug discovery and development with Bristol-Myers Squibb Company (BMS) and E.R. Squibb & Sons, Inc., which merged with Bristol-Myers in 1989. In his most recent position, Dr. Koster was Bristol-Myers’ Senior Vice President for Science and Technology Strategy and Acquisition, heading up the company’s external science and technology strategy, scientific intelligence, intellectual property and science policy functions. In addition, he was responsible for leading the R&D acquisition and integration team involved in the agreement to purchase and merge the R&D functions of DuPont

Pharmaceutical Company into BMS. He was based at Bristol-Myers’ headquarters in Princeton, N.J. Dr. Koster has served as a member of the Keystone Symposia Scientific Advisory Board and the Board of the Robert Wood Johnson Health Care Corporation and currently serves on the National Council for Harvard Medicine. Dr. Koster holds an undergraduate degree in chemistry from Colby College and a Ph.D. in organic chemistry from Tufts University.

Jonathan S. Leff has served as director of Neurogen since April 2004 and has been with Warburg Pincus LLC, a private equity investment firm, since 1996 where he currently serves as Managing Director. Prior to becoming Managing Director, Mr. Leff worked at Warburg Pincus LLC as a Vice President from January 1999 to December 1999 and as an Associate from July 1996 to December 1998. Mr. Leff is a Director of Intermune, Inc., Transkaryotic Therapies and ZymoGenetics, Inc., all of which are biotechnology companies. He also serves as a Director of several private biotechnology companies. As a condition to the closing of the private placement transaction by which the Company issued $100 million of Common Stock to Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family, Mr. Leff was appointed to fill a newly-created directorship on April 19, 2004.

Mark Novitch, M.D., has served as a director of Neurogen since December 1993. Dr. Novitch was Professor of Health Care Sciences at The George Washington University from 1994 to 1997 and Adjunct Professor from 1997 to 2001. He worked in senior executive positions at The Upjohn Company from 1985 until his retirement as Vice Chairman of the Board in 1993. Dr. Novitch served at the United States Food and Drug Administration as Deputy Commissioner and as Acting Commissioner from 1983 to 1984. Dr. Novitch is a director of Alteon, Inc., Guidant Corporation and KOS Pharmaceuticals, Inc.

Craig Saxton, M.D., has served as a director of Neurogen since January 2002. From 1993 until his retirement in 2001, Dr. Saxton was Vice President of Pfizer Inc and Executive Vice President, Pfizer Global Research and Development at Pfizer’s Research and Development headquarters in Groton, Connecticut. He held a variety of executive and research posts at Pfizer over a 25-year span. Dr. Saxton earned his B.S. in Anatomy in 1962 and his M.D. in 1965 from Leeds University in the U.K. After internship and residency in Medicine, he was a Research Fellow in Cardiovascular Research at the University of Leeds, and subsequently undertook research in Applied Physiology at the Royal Air Force Institute of Aviation Medicine and Physiology in Farnborough, U.K. Dr. Saxton is on the Board of Directors of the African Medical and Research Foundation in New York, and a member of the American Academy of Pharmaceutical Physicians and the Connecticut Academy of Science and Engineering. Dr. Saxton is also a member of the Board of Directors of Tularik Inc.

John Simon, Ph.D., has served as a director of Neurogen since May 1989. Mr. Simon has been a Managing Director of the investment banking firm of Allen & Company, LLC since 1982.

Suzanne H. Woolsey, Ph.D., has served as a director of Neurogen since January 1998. From 1993 to 2000, Dr. Woolsey was Chief Operating Officer of the National Academy of Sciences/National Research Council (“NAS/NRC”), an independent, federally chartered policy institution. Since May 2000, Dr. Woolsey has served as Chief Communications Officer at the NAS/NRC. She was a founding partner of the Upstart Partners, LLC (2000 to 2001). Prior to serving as Chief Operating Officer, Dr. Woolsey served as the Executive Director of the Commission on Behavioral and Social Sciences and Education at the National Academy of Sciences/National Research Council. Dr. Woolsey also serves on the Board of Trustees for mutual funds distributed by Van Kampen Funds, Inc. and on the Board of Directors of the Fluor Corporation. From 1980 to 1989, Dr. Woolsey served as a Consulting Partner at Coopers and Lybrand, an accounting firm, where she developed and directed the firm’s consulting practice with healthcare institutions, research organizations, major research universities and corporate general counsels. Dr. Woolsey holds a Ph.D. in clinical and social psychology from Harvard University.

The Company’s Board of Directors recommends a vote FOR each named nominee for Director.

Information about the Board of Directors

Independence of the Board of Directors

Rules promulgated by the National Association of Securities Dealers, Inc. (“NASD”) for companies listed on the Nasdaq National Market (“Nasdaq”) require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. After review of all of the relevant transactions or relationships between each director (and his or her family members) and the Company, its senior management and its independent registered public accountants, the Board has affirmatively determined that twelve of the Company’s fourteen directors are independent directors within the meaning of the applicable NASD rules. William H. Koster, Ph.D., the Company’s President and Chief Executive Officer, and Stephen R. Davis, the Company’s Executive Vice President and Chief Business Officer, are not “independent” within the meaning of the NASD rules.

Meetings of the Board of Directors

The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2003, each member of the Board attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, directors are encouraged to attend annual meetings of Neurogen Corporation stockholders. Ten directors attended the 2003 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable. As a result, the Company believes that there has not been a need to adopt a formal process for stockholder communications with the Board. However, the Governance Committee of the Board will consider, from time to time, whether adoption of a formal process of stockholder communications with the Board has become necessary or appropriate.

Committees of the Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee. In December 2003, the Board adopted resolutions relating to the formation of a Governance Committee, which also performs the functions of a nominating committee. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member of each committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee, which consists of Messrs. Broshy, Novitch, Simon and Ms. Woolsey, serves as an independent and objective party to monitor the Company’s financial reporting process and systems. The Committee recommends appointment of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the

Company’s accounting principles and its system of internal accounting controls. The Audit Committee held six meetings during the last fiscal year. The Board of Directors has determined that all members of the Audit Committee are independent as that term is defined in Rules 4200(a)(15) and 4350(d)(2)(A) of the NASD rules and that John Simon qualifies as an audit committee financial expert as defined by Item 401(h)(2) of Regulation S-K. Mr. Simon is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Compensation Committee

The Compensation Committee, which consists of Messrs. Carlucci, Simon, Hen and Julian Baker, reviews and takes action on behalf of the Board concerning the Company’s executive and employee compensation and stock option policies, reviews benefit programs, supervises the administration and operation of the Company’s stock option plans and determines titles and salaries and other compensation for the executive officers of the Company. All members of the Compensation Committee are independent, as that term is defined in Rule 4200(a)(15) of the NASD rules. The Compensation Committee held two meetings during the last fiscal year.

Governance Committee

The Governance Committee, which consists of Messrs. Carlucci, Broshy, Novitch, Saxton, Leff and Julian Baker, focuses on the broad range of issues surrounding the composition and operation of the Board of Directors, by providing assistance to the Board in the areas of recruitment and nomination for election of Board candidates, committee selection and rotation practices, leading the Board’s annual evaluation of its performance and overall effectiveness, and recommending corporate governance standards to the Board. All members of the Governance Committee are independent, as that term is defined in Rule 4200(a)(15) of the NASD rules. A copy of the charter of the Governance Committee is available on the Company’s website at www.neurogen.com.

The Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Company’s Board. Instead, in considering candidates for director, the Governance Committee will generally consider all relevant factors, including among others the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. Candidates nominated by stockholders will be evaluated in the same process as other nominees.

Director Compensation

Mr. Carlucci receives an annual retainer of $50,000 for his services as Chairman of the Board. All other directors received in 2003 an annual retainer of $25,000 for the period of service relating to the term commencing with the 2003 Annual Meeting of Stockholders and ending with the 2004 Annual Meeting of Stockholders (the “2003/2004 Term”) except for Messrs. Broshy, Hen, and Leff, who received a prorated retainer based upon the date each member joined the Board. Each non-employee chair of the Executive, the Science, the Compensation, the Governance and the Audit Committees of the Board receives an annual retainer of $5,000, with any Board member who chairs more than one committee receiving only one $5,000 retainer payment. Mr. J. Baker, Dr. Bloom and Mr. Carlucci each received $5,000 for the 2003/2004 Term for chairing the Executive, Science and Governance Committees, respectively. Dr. Novitch received a prorated fee of $2,164 for chairing the Audit Committee, which commenced upon the date he assumed the chair. In 2003, Dr. Bloom and Dr. Saxton received $7,616 and $6,411, respectively, for consulting services provided to the Company, and the Company’s existing consulting arrangements with Dr. Bloom and Dr. Saxton were terminated in December 2003. Directors of the Company receive out-of-pocket travel expenses in connection with their attendance at Board meetings and other activities on behalf of the Company.

Under the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the “2000 Program”), effective April 2000 and amended July 15, 2002, each new non-employee director receives an option to acquire

20,000 shares of common stock (an “Initial Grant”), subject to certain adjustments, at the fair market value on the date the director is first elected or appointed to the Board of Directors. Also under the 2000 Program, each current non-employee director receives annually an option to acquire 5,000 shares of common stock, subject to certain adjustments, at the fair market value on the anniversary of such director’s election, reelection, appointment or reappointment to the Board. In addition, directors who are members of the Executive, Compensation, Science, Audit, Governance or Finance committees receive an annual grant of 1,500 shares (2,500 shares if the director is a chair of the committee), up to a maximum aggregate of 5,000 shares for service on multiple committees.

Compensation Committee Interlocks and Insider Participation

Messrs. Carlucci, Simon, Hen and Julian Baker, all non-employee directors, constitute the Company’s Compensation Committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

PROPOSAL NO. 2:

ADOPTION OF AMENDMENTS TO THE NEUROGEN CORPORATION

2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

The Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the “Program”) was approved by stockholders on June 19, 2000. Stockholders approved amendments to the Program on July 15, 2002. Pursuant to Section 9 of the Program, further stockholder approval is required for amendments to the Program that would increase the total number of shares of the Company’s Common Stock available under the Program or increase the number of shares made available to individual Directors.

The Board has amended the Program, effective upon and subject to approval by the Company’s stockholders, to:

•	increase the total number of shares available under the Program from 400,000 to 570,000;

•	eliminate the initial grants awarded to new Directors after July 26, 2004;

•	eliminate the annual grants awarded to Directors after July 26, 2004;

•	provide Quarterly Grants of 2,500 shares (with new vesting terms and subject to certain adjustments) to Directors in lieu of the Annual Grant of 5,000 shares; and

•	amend the definitions of Award Agreement, Grant Date and Exercise Price.

The Company’s stockholders are now requested to approve these amendments to the Program. A copy of the text of the proposed amendments is set forth in Appendix A to this Proxy Statement. The text of the Program, as amended by the proposed amendments, is set forth in Appendix B to this Proxy Statement.

The following is a summary of the Program, incorporating the proposed amendments. This summary is qualified in its entirety by reference to the proposed amendments set forth in Appendix A and the Program as amended by the proposed amendments, is set forth in Appendix B. Capitalized terms used in this summary and not otherwise defined in this Proxy Statement shall have the meanings set forth in the Program.

Purpose

The purpose of the Program is to promote the interests of Neurogen and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula grants of non-qualified stock options to acquire Common Stock. In addition, such grants encourage the closer alignment of the interests of the directors with those of the Company’s stockholders. As of June 25, 2004, 97,500 shares remained available for future option grants under the Program, which the Board believes are insufficient for these purposes.

Number of Shares

Prior to the proposed amendments, the maximum number of shares of Common Stock available for grant under the Program was 400,000 shares. Subject to stockholder approval, Section 3.2 of the Program has been amended to provide that the total number of shares of Common Stock to be reserved for issuance under the Program is five hundred and seventy thousand (570,000) shares, subject to certain adjustments to reflect certain stock changes, including without limitation stock dividends and stock splits.

Administration

Determinations under the Program regarding the pricing, granting, timing, amount of and eligibility for grants of stock options are made automatically pursuant to the terms and provisions of the Program. Other determinations, if any, will be made by a committee selected by the Board of Directors (the “Committee”).

Eligibility

Each non-employee director of the Company will automatically participate in the Program if the director has not been an employee of the Company during the one-year period immediately preceding the commencement of his or her membership on the Board of Directors.

Stock Option Grants

Initial Grants. Under the Program, future non-employee directors shall receive an initial grant of an option to acquire 20,000 shares of Common Stock at its then-current fair market value immediately following the Annual Meeting at which the director is first elected by the Company’s stockholders or when the director is otherwise first elected or appointed by the Board to be a director; provided, however, that no such initial grant shall be made after July 26, 2004.

Annual Grants. Each director will automatically be granted an annual option to acquire 10,000 shares of Common Stock on each anniversary of the grant of the initial option. Each option will have an exercise price equal to the fair market value of the Common Stock on such anniversary; provided, however, that no such annual grant shall be made after July 26, 2004.

Quarterly Grants. Beginning September 15, 2004 each director shall be granted a quarterly option to acquire 2,500 shares of Common Stock automatically on each March, June, September and December 15th of each year or such other quarterly dates as the Committee finds appropriate; provided, however, that the initial quarterly grants to a director who received an annual grant after September 15, 2003 shall be subject to reduction by the Committee as it determines, in its absolute discretion, to be necessary or appropriate to achieve a proper transition from annual grants to quarterly grants; and provided, further, that a director who becomes a director on a date other than a date on which a quarterly grant would otherwise be made, shall receive an initial quarterly grant on such date of up to 2,500 shares as determined by the Committee in its absolute discretion. Each option will have an exercise price equal to the fair market value of the Common Stock on such date.

Committee Grants. In addition to the annual and quarterly grants discussed above, the Program provides for annual stock option grants to non-employee Directors who serve on Board committees. The chair or co-chair of each of the Executive, Compensation, Science, Audit and Governance Committees will receive an annual grant to purchase 2,500 shares of Common Stock, and each other Committee member will receive an annual grant to purchase 1,500 shares of Common Stock, up to an annual maximum for each non-employee Director of 5,000 shares total with respect to service on all committees. The Board may create new committees or disband existing committees and may add to or subtract from the list of committees for which committee grants are eligible.

Vesting of Grant Options

Each option granted pursuant to an initial grant shall become exercisable with respect to one-thirty-sixth ( 1/36) of the aggregate underlying option shares on the last day of each month, beginning with the last day of the month in which such option was granted.

Each option granted pursuant to a quarterly grant shall become exercisable with respect to one-third ( 1/3) of the aggregate underlying option shares on the last day of each month for three months, beginning with the last day of the month in which such option was granted.

Each option granted pursuant to an annual grant or a committee grant shall become exercisable with respect to one-twelfth ( 1/12) of the aggregate underlying option shares on the last day of each month, beginning with the last day of the month in which such option was granted.

Amendment, Suspension or Termination of the Program

The Board of Directors may amend, suspend or terminate the Program (or any portion thereof) at any time; provided, however, that the terms and provisions of the Program which determine the eligibility of the directors and the amount, price, timing of the formula grants thereunder shall not be amended more than once every six months, other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 and their respective rules. Without majority stockholder approval, no amendment by the Board shall (i) materially increase the number of shares of Common Stock which may be issued under the Program, except as provided therein, (ii) modify in any way the requirements as to eligibility for grants under the Program or (iii) increase the benefits accruing to eligible directors under the Program. No amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any eligible director in respect of any outstanding option, without their consent.

Transferability

Generally, options granted under the Program cannot be transferred except by will or through the laws of descent and distribution, except that the Program will permit, with consent of the Committee, a transfer without consideration of all or a portion of an option to a non-employee director’s immediate family members, or to entities in which such immediate family members have ownership interests.

Effective Date

The proposed amendments to the Program will become effective upon stockholder approval.

Approval of Amendments to the Program

To become effective, the amendments to the Program must be approved by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

The total annual estimated quarterly option grants to non-employee Directors as a result of the amendments described above is set forth in the following table:

Name and Position	Estimated Number of Shares Subject to Option (1)	Estimated Potential Realizable Value (2) (5%)	Estimated Potential Realizable Value (3) (10%)
Non-Executive Director
Group (11 persons)	110,000 (Annual Quarterly Grants)	$495,317	$1,255,232
	43,000 (Committee Grants)	$193,624	$490,681

(1)	Based upon the nomination of eleven non-employee directors at the Annual Meeting to be held on July 26, 2004, the maximum annual grant would be 110,000 shares, with an estimated potential realizable value of $495,317 and $1,255,232 at an appreciation rate of 5% and 10%, respectively, and based upon the projected membership in the committees immediately following the stockholder meeting, the maximum aggregate grant would be 43,000 shares, with an estimated potential realizable value of $193,624 and $490,681 at an appreciation rate of 5% and 10% (see footnotes 2 and 3 for further discussion).

(2)	Assumes options granted at an exercise price of $7.16 (the fair market value of a share of the Common Stock at close of business on June 21, 2004), with annual appreciation at a 5% rate over a 10-year term.

(3)	Assumes options granted at an exercise price of $7.16 (the fair market value of a share of the Common Stock at close of business on June 21, 2004), with annual appreciation at a 10% rate over a 10-year term.

PROPOSAL NO. 3:

ADOPTION OF AMENDMENTS TO THE AMENDED AND RESTATED

NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

The Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001) (the “Plan”) was approved by stockholders on July 16, 2001 and amended by the Board of Directors on September 4, 2001. Pursuant to Section 10 of the Plan, further stockholder approval is required for amendments to the Plan that would increase the total number of shares of the Company’s Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2. The Board has amended the Program, effective upon and subject to approval by the Company’s stockholders, to increase the total number of shares available under the Plan from 2,000,000 to 3,500,000 and to change the definition of Award Agreement.

The Company’s stockholders are now requested to approve the amendments to the Plan. A copy of the text of the amendments is set forth in Appendix C to this Proxy Statement. The text of the Plan, as amended by the proposed amendments, is set forth in Appendix D to this Proxy Statement.

The following is a summary of the Plan, incorporating the proposed amendments. This summary is qualified in its entirety by reference to the proposed amendments set forth in Appendix C and the text of the Plan as amended by the proposed amendments as set forth in Appendix D. Capitalized terms used in this summary and not otherwise defined in this Proxy Statement shall have the meanings set forth in the Plan.

Purpose

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to employees and consultants, and to promote the success of the business of the Company and its subsidiaries. As of June 25, 2004, 83,936 shares remained available for future option grants under the Plan, which the Board believes are insufficient for these purposes.

Number of Shares

Prior to the proposed amendments, the maximum number of shares as to which awards may be granted under the Plan was two million (2,000,000) shares. Subject to stockholder approval, the Plan has been amended to provide that the maximum number of shares of Common Stock as to which awards may be granted under the Plan may not exceed three million five hundred thousand (3,500,000) shares; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of restricted shares. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock, and the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by the Board, to reflect certain stock changes, such as stock dividends and stock splits (see “Awards under the Plan—Changes in Capital Structure” below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration

The administration, interpretation and operation of the Plan will be vested in the Compensation Committee of the Board (the “Committee”). No member of the Committee, nor any other director who is not a salaried employee or officer of the Company will be eligible to receive an award under the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan. The Committee may also (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant stock options or restricted shares to those eligible employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of stock options or restricted shares; provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto.

Eligibility

Employees and consultants, or those who will become employees or consultants, of the Company and/or its subsidiaries are eligible to receive awards under the Plan. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company.

Awards under the Plan

Introduction. Awards under the Plan may consist of stock options or restricted shares, each of which is described below. All awards shall be evidenced by an award agreement between the Company and the individual grantee or such alternative arrangements as the Committee may determine from time to time. In the discretion of the Committee, an eligible employee may receive awards from one or both of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options. A stock option is an award that entitles an optionee to purchase shares of Common Stock at a price fixed at the time the option is granted. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock. Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Plan.

The exercise price and other terms and conditions of stock options will be determined by the Committee at the time of grant; provided, however, that in the case of incentive stock options the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant. Unless otherwise determined by the Committee (in its sole discretion) at or prior to the time of grant of a stock option, or unless otherwise provided in the award agreement or in the optionee’s employment, severance or consulting agreement in respect of any such stock option, the term of each stock option shall be ten years; provided, however, that the term of any incentive stock option granted under the Plan may not exceed ten years. An option under the Plan does not provide an optionee any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option.

Unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time in respect of any stock option, or unless otherwise provided in the award agreement or in the optionee’s employment, severance or consulting agreement in respect of any such stock option, a stock option shall become exercisable as to its aggregate number of underlying shares of Common Stock, as determined on the date of grant, as follows:

•	20% on the first anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;

•	40% on the second anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;

•	60% on the third anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;

•	80% on the fourth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary; and

•	100% on the fifth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.

Notwithstanding the foregoing, a stock option shall become 100% exercisable as to its aggregate number of underlying shares of Common Stock upon the death of the optionee, or upon the optionee’s disability or retirement (as defined in the Plan).

A stock option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company, or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the optionee for at least six (6) months or (c) any other form of payment acceptable to the Committee.

Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Committee in the relevant award agreement on the date of grant. In the case of any individual participant in the Plan, the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied. Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan. Restricted shares which vest will be reissued as unrestricted shares of Common Stock.

Each participant in the Plan who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Changes in Capital Structure. Stock options and restricted shares granted under the Plan and under any award agreements, the maximum number of shares of Common Stock subject to all stock options and grants of restricted shares, and the maximum number of shares subject to stock options or represented by grants of restricted shares that a participant can receive in any calendar year under the Plan, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to stock options or grants of restricted shares or as otherwise determined by the Committee to be equitable under the circumstances described in the Plan. The Company shall give each participant notice of an adjustment to be made pursuant to a Change in Capital Structure and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Change of Control

If a Change of Control (as defined in the Plan) occurs and outstanding stock options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose employment or consulting relationship with the Company and its subsidiaries is terminated by the Company and its subsidiaries (or any successor(s) thereto) without Cause (as defined in the Plan) prior to the second anniversary of such Change of Control (i) any outstanding stock options then held by such participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and (ii) all restrictions, terms and conditions applicable to all restricted shares then outstanding and held by such participant shall lapse and deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

If a Change of Control occurs and the stock options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then (i) all outstanding stock options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all participants shall be permitted to exercise their stock options immediately prior to or concurrent with the consummation of the Change in Control and (ii) all restrictions, terms and conditions applicable to outstanding restricted shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change in Control.

Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b) of the Plan, the Committee may, subject to the consummation of the Change of Control, cause all outstanding stock options to terminate upon the consummation of the Change in Control. If the Committee acts pursuant to the preceding sentence, each affected participant shall have the right to exercise his or her outstanding stock options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change in Control, then the Committee may (in its discretion) cancel any or all outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer) or any combination thereof, the value of such stock options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

Amendment, Suspension or Termination of the Plan

Unless earlier terminated by the Board, the Plan shall terminate on June 29, 2011. The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time. However, no amendment shall (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of that participant, or (b) increase the maximum number of shares available for awards under the Plan, or the maximum allowable grants of shares subject to stock options or of restricted shares to any single participant in any calendar year, without majority stockholder approval.

Effective Date

The amendments to the Plan will become effective upon stockholder approval.

Approval of Amendments to the Plan

To become effective, the amendments to the Plan must be approved by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accountants, as the independent registered public accountants to audit the financial statements of the Company for the year ending December 31, 2004 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company’s annual financial statements for the fiscal years ended December 31, 2003, 2002, 2001 and 2000.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants is not required by the Company’s by-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its discretion may direct the appointment of different independent registered public accountants at any time if the Board, or the Audit Committee, determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2004, certain information with respect to the beneficial ownership of Common Stock by each person known by Neurogen to own beneficially more than five percent of its outstanding Common Stock, by each director and officer of Neurogen and by all directors and officers as a group:

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Andrew H. Tisch (3)(4)	947,108	2.8%
Daniel R. Tisch (3)(4)	947,108	2.8%
James S. Tisch (3)(4)	947,108	2.8%
Thomas J. Tisch (3)(5)	1,247,108	3.6%
Joan H. Tisch	24,100	*
Warburg Pincus	8,571,429	25.1%
466 Lexington Avenue
New York, NY 10017
Pfizer Inc	2,846,000	8.3%
235 East 42nd Street
New York, NY 10017
Biotechnology Value Fund	2,531,849	7.4%
227 W. Monroe Street Suite 4800
Chicago, IL 60606
Oppenheimer Funds	2,006,400	5.9%
498 Seventh Ave.
New York, NY 10018
Merck & Co., Inc.	1,783,252	5.2%
Hertford Road
Hoddesdon, Hertfordshire
EN11 9BU United Kingdom
Wellington Management Company, LLP	1,123,300	3.3%
75 State Street
Boston, MA 02109
Alan J. Hutchison, Ph.D. (6)	320,326	0.9%
Stephen R. Davis (7)	219,357	0.6%
William H. Koster, Ph.D. (8)	297,170	0.9%
James V. Cassella, Ph.D. (9)	188,412	*
Kenneth R. Shaw, Ph.D. (10)	169,750	*
James E. Krause, Ph.D. (11)	119,573	*
Julian C. Baker (3) (12)	5,451,699	15.9%
Felix J. Baker, Ph.D. (3) (13)	5,441,191	15.9%
Frank C. Carlucci (14)(15)	184,991	*
John Simon, Ph.D. (16)(17)	110,004	*
Mark Novitch, Ph.D. (18)	90,499	*
Barry M. Bloom, Ph.D. (19)	59,499	*
Suzanne H. Woolsey, Ph.D. (20)(21)	51,582	*
Robert N. Butler, M.D. (22)	42,357	*
Craig Saxton, M.D. (23)	27,175	*
Eran Broshy (24)	6,116	*
Stewart Hen (25)	1,112	*
Jonathan S. Leff (26)	1,112	*
All officers and directors as a group (18 persons) (27)	7,397,426	20.7%

*Less	than one percent (1%)

1.	Share ownership in each case includes shares issuable upon exercise of outstanding common stock options exercisable within 60 days of April 22, 2004.
2.	Percentage of the outstanding shares of Common Stock, treating as outstanding for each beneficial owner all shares of Common Stock which such beneficial owner has indicated are issuable under stock options exercisable with 60 days of April 22, 2004.
3.	The address of each person is 667 Madison Ave., New York, NY 10021, except for Daniel R. Tisch, whose address is 500 Park Ave., New York, NY 10022.
4.	Includes 947,108 shares as to which he has sole voting power and sole dispositive power.
5.	Includes 1,247,108 shares as to which he has sole voting power and sole dispositive power.
6.	Includes 264,982 shares of Common Stock that Alan J. Hutchison, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 50,000 shares of unvested restricted stock.
7.	Includes 163,000 shares of Common Stock that Stephen R. Davis has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 50,000 shares of unvested restricted stock.
8.	Includes 182,500 shares of Common Stock that William H. Koster, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 100,000 shares of restricted stock, of which 10,000 shares are vested and 10,000 shares are owned directly.
9.	Includes 167,875 shares of Common Stock that James V. Cassella, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 15,000 shares of unvested restricted stock.
10.	Includes 154,750 shares of Common Stock that Kenneth R. Shaw, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 15,000 shares of unvested restricted stock.
11.	Includes 99,252 shares of Common Stock that James E. Krause, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 15,000 shares of unvested restricted stock.
12.	Includes 5,384,499 shares as to which he has shared voting power and shared dispositive power and 51,000 shares of Common Stock that he has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 16,200 shares as to which he has sole voting power.
13.	Includes 5,384,499 shares as to which he has shared voting power and shared dispositive power and 52,000 shares of Common Stock that he has the right to acquire under stock options exercisable within 60 days of April 22, 2004 and 4,692 shares as to which he has sole voting power.
14.	Includes 40,000 shares of Common Stock owned by Frank Carlucci’s wife.
15.	Includes 58,666 shares of Common Stock that Frank Carlucci has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
16.	Does not include shares of Common Stock held by Allen & Company Incorporated and by persons and entities which may be deemed to be affiliated with Allen & Company Incorporated, of which shares John Simon disclaims beneficial ownership.
17.	Includes 56,500 shares of Common Stock that John Simon has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
18.	Includes 56,499 shares of Common Stock that Mark Novitch, M.D., has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
19.	Includes 48,499 shares of Common Stock that Barry M. Bloom, Ph.D., has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
20.	Includes 31,500 shares of Common Stock that Suzanne H. Woolsey, Ph.D., has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
21.	Includes 20,082 shares of Common Stock that the Suzanne H. Woolsey Trust has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
22.	Includes 40,357 shares of Common Stock that Robert N. Butler, M.D., has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
23.	Includes 27,175 shares of Common Stock that Craig Saxton, M.D., has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
24.	Includes 6,116 shares of Common Stock that Eran Broshy has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
25.	Includes 1,112 shares of Common Stock that Stewart Hen has the right to acquire under stock options exercisable within 60 days of April 22, 2004.

26.	Includes 1,112 shares of Common Stock that Jonathan S. Leff has the right to acquire under stock options exercisable within 60 days of April 22, 2004.
27.	Includes 1,482,977 shares of Common Stock that officers and directors have the right to acquire under stock options exercisable within 60 days of April 22, 2004.

The information above with respect to Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Thomas J. Tisch, Joan H. Tisch, Julian C. Baker and Felix J. Baker has been provided to Neurogen by such persons.

EXECUTIVE OFFICERS

In addition to Dr. Koster and Mr. Davis, who are discussed above under “Proposal No. 1: Election of Directors,” the names, ages as of June 25, 2004, and certain other information pertaining to the other executive officers of the Company who are appointed by and serve at the discretion of the Board of Directors, are as follows:

Name	Age	Company Position	Officer Since

Alan J. Hutchison, Ph.D.	51	Executive Vice President, Drug Discovery	June 1994

James E. Krause, Ph.D.	52	Senior Vice President, Biology	May 2002

Charles A. Ritrovato, Pharm.D.	42	Senior Vice President, Drug Development and Regulatory Affairs	May 2004

Alan J. Hutchison, Ph.D., has been Executive Vice President-Drug Discovery since April 2002. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became Vice President of the Company in 1992 and a Senior Vice President in 1997. From 1981 through 1989, Dr. Hutchison was employed by Ciba Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received his B.S. in Chemistry from Stevens Institute of Technology and received his Ph.D. from Harvard University.

James E. Krause, Ph.D., joined Neurogen as Vice President of BioChemistry in 1997 and has been Senior Vice President of Biology since July 2001. From 1984 to 1997, Dr. Krause was Professor of Neurobiology at Washington University School of Medicine in St. Louis and was Director of the Medical Scientist Training Program. Dr. Krause received his Ph.D. in Biochemistry from the University of Wisconsin in 1980.

Charles A. Ritrovato, Pharm.D., joined Neurogen as Vice President, Drug Regulatory Affairs in 2002 and has been Senior Vice President of Drug Development and Regulatory Affairs since May 2004. From 1993 through 2002 Dr. Ritrovato was employed by Pfizer Global Research & Development, most recently as Senior Director and Global Therapeutic Area Leader for Central Nervous System and Pain drug candidates. Dr. Ritrovato received his B.S. degree in Pharmacy from the University of Connecticut at Storrs and a Doctor of Pharmacy degree from the University of Rhode Island in Kingston.

Officer Compensation

For the three years ended December 31, 2003, 2002, and 2001, the Company paid the amounts shown in the following table with respect to each of the named officers of the Company.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation						Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards (k) ($)		Securities Underlying Options (a) (#)	All Other Compensation (b) ($)
William H. Koster President and Chief Executive Officer	2003 2002 2001	408,000 400,000 124,359	(c)	200,000 101,333 —	— — —		— — 1,939,000	(j)	54,000 75,000 400,000	13,806 12,806 602

Alan J. Hutchison Executive Vice President Drug Discovery	2003 2002 2001	292,238 286,508 274,152		87,671 37,246 60,849	— — 22,415	(d)	— 637,500 —		31,500 5,000 35,000	12,966 11,630 10,830

Stephen R. Davis Executive Vice President and Chief Business Officer	2003 2002 2001	287,993 269,152 257,544		97,917 34,990 58,957	11,235 12,156 14,321	(e) (f) (g)	— — 969,500		31,500 35,000 —	12,420 11,420 10,695

Kenneth R. Shaw (l) Senior Vice President Chemistry and Preclinical Development	2003 2002 2001	245,126 240,713 230,331		71,202 26,478 51,123	11,235 12,156 14,321	(e) (f) (g)	— 58,050 —		27,000 15,000 25,000	630 630 630

James V. Cassella (m) Senior Vice President Clinical Research and Development	2003 2002 2001	234,812 219,450 209,000		68,905 19,751 37,620	11,235 12,156 14,321	(e) (f) (g)	— 58,050 —		27,000 15,000 25,000	12,630 11,630 10,830

James E. Krause Senior Vice President Biology	2003 2002 2001	244,378 239,978 216,050		70,985 26,398 48,179	— 5,156 5,752	(h) (i)	— 58,050 —		27,000 15,000 25,000	12,966 11,966 10,830

(a)	References to SARs in the Summary Compensation Table and all other tables herein have been omitted, since the Company has never issued SARs, although under the Neurogen Corporation 1993 Omnibus Incentive Plan it has the ability to do so.

(b)	Represents premiums paid for group term life insurance for each of the executive officers. The totals for Messrs. Koster, Hutchison, Davis, Cassella and Krause also include matching contributions provided by the Company’s 401(k) plan of $12,000, $11,000, and $10,200 received by each of them in 2003, 2002 and 2001 respectively.

(c)	The salary reported for Dr. Koster is for the period from his hire date in September 2001 to December 2001.

(d)	Includes $21,429 of forgiveness of loan, forgiveness of interest of $547 and income tax reimbursements of $439.

(e)	Includes $10,714 of forgiveness of loan, forgiveness of interest of $305 and income tax reimbursements of $216.

(f)	Includes $10,714 of forgiveness of loan, forgiveness of interest of $799 and income tax reimbursements of $643.

(g)	Includes $10,714 of forgiveness of loan, forgiveness of interest of $2,000 and income tax reimbursements of $1,607.

(h)	Includes $5,000 of forgiveness of loan, forgiveness of interest of $87 and income tax reimbursements of $69.

(i)	Includes $5,000 of forgiveness of loan, forgiveness of interest of $417 and income tax reimbursements of $335.

(j)	An aggregate total of 100,000 shares of restricted stock were granted to Dr. Koster upon joining the Company in September 2001, of which all remain held by Dr. Koster. Of the total shares awarded, 10,000 vested at the date of grant in September 2001, 45,000 vest in September 2005 and the remaining 45,000 vest in September 2006.

(k)	As of December 31, 2003, an aggregate of 245,000 shares of restricted stock of the Company with a total value of $2,060,695 remained outstanding. Currently, Neurogen does not plan to pay dividends on any shares of common stock including this restricted stock. As of December 31, 2003, the aggregate number of shares of restricted stock held by each named officer and the dollar value of such shares was: Dr. Koster, 100,000 shares ($841,100), of which 10,000 options vested at grant date, 45,000 options vest 4 years from grant date and 45,000 options vest 5 years from grant date; Dr. Hutchison, 50,000 shares ($420,550); Mr. Davis, 50,000 shares ($420,550); Dr. Shaw, 15,000 shares ($126,165); Dr. Cassella, 15,000 shares ($126,165); and Dr. Krause, 15,000 shares ($126,165).

(l)	Dr. Shaw has ceased to be an officer of the Company and is in the process of separating his employment from the Company.

(m)	Dr. Cassella resigned from the Company effective June 4, 2004.

For the year ended December 31, 2003, the following tables summarize incentive compensation paid to the named officers.

Option Grants in Last Fiscal Year

	Individual Grants (a)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Name					5%($)	10%($)
William H. Koster	13,500	2.38%	8.79	12/15/2009	40,357	91,557
	13,500	2.38%	8.79	12/15/2010	48,309	112,580
	13,500	2.38%	8.79	12/15/2011	56,657	135,704
	2,124	0.38%	8.79	12/15/2012	10,293	25,353
	11,376	2.01%	8.79	12/15/2012	55,130	135,788
Alan J. Hutchison	7,875	1.39%	8.79	12/15/2009	23,542	53,408
	7,875	1.39%	8.79	12/15/2010	28,180	65,671
	7,875	1.39%	8.79	12/15/2011	33,050	79,161
	7,875	1.39%	8.79	12/15/2012	38,164	93,999
Stephen R. Davis	7,875	1.39%	8.79	12/15/2009	23,542	53,408
	351	0.06%	8.79	12/15/2010	1,256	2,927
	7,524	1.33%	8.79	12/15/2010	26,924	62,744
	351	0.06%	8.79	12/15/2011	1,473	3,528
	7,524	1.33%	8.79	12/15/2011	31,577	75,632
	7,875	1.39%	8.79	12/15/2012	33,050	79,161
Kenneth R. Shaw	6,750	1.19%	8.79	12/15/2009	20,179	45,779
	6,750	1.19%	8.79	12/15/2010	24,154	56,290
	6,750	1.19%	8.79	12/15/2011	28,329	67,852
	6,750	1.19%	8.79	12/15/2012	32,712	80,570
James V. Cassella	6,750	1.19%	8.79	12/15/2009	20,179	45,779
	6,750	1.19%	8.79	12/15/2010	24,154	56,290
	6,750	1.19%	8.79	12/15/2011	28,329	67,852
	6,750	1.19%	8.79	12/15/2012	32,712	80,570
James E. Krause	6,750	1.19%	8.79	12/15/2009	20,179	45,779
	6,750	1.19%	8.79	12/15/2010	24,154	56,290
	6,750	1.19%	8.79	12/15/2011	28,329	67,852
	6,750	1.19%	8.79	12/15/2012	32,712	80,570

(a)	All options vest ratably each year on the anniversary of the date of grant over a four year period and expire five years from each vesting date. All the above options are subject to earlier expiration in connection with termination of employment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (a)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (a) Exercisable/ Unexercisable
William H. Koster	—	—	182,500 / 346,500	68,115 / 204,345
Alan J. Hutchison	—	—	264,982 / 62,750	72,527 / 17,029
Stephen R. Davis	—	—	163,000 / 66,500	57,738 / 119,201
Kenneth R. Shaw	—	—	154,750 / 59,500	17,029 / 51,086
James V. Cassella	—	—	167,875 / 58,250	64,804 / 51,086
James E. Krause	—	—	99,252 / 58,250	17,029 / 51,086

(a)	Difference between option price and fair market value of the shares at year-end.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for the Company’s equity compensation plans, the number of outstanding option grants under such plans, the weighted-average exercise price of outstanding options, and the number of shares that remain available for issuance under such plans, as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,336,279	$16.32	782,784
Equity compensation plans not approved by security holders	19,500	$33.38	—

Total	5,355,779	$16.38	782,784

Terms and Conditions of Certain Employment and Severance Agreements

William H. Koster

The compensation package for William H. Koster, as President and Chief Executive Officer, includes a salary paid pursuant to a three year renewable employment agreement between Dr. Koster and the Company effective September 4, 2001. Under such agreement, Dr. Koster’s base salary of $400,000 per annum in 2002 was increased to $408,000 effective December 31, 2002, and increased to $422,280 effective December 31, 2003. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Koster from competing with the Company for the term of the agreement and for a two year period after termination of his employment. The employment agreement also provides for additional payments to be made to Dr. Koster upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Koster would receive a lump sum payment equal to his salary and average bonus through the end of the contract period. Stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following termination would also vest and all options would remain exercisable for two years.

Death and disability. Dr. Koster or his beneficiaries would receive a pro-rata portion of his average annual bonus, and stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following death or disability would also vest.

Non-renewal of employment agreement. Dr. Koster would receive a lump sum payment equal to one year’s salary and his annual average bonus. If the Company determines not to renew the employment agreement, stock options and restricted stock that would otherwise have vested in the one year period following non-renewal would also vest.

Change of control. If following a change in control Dr. Koster is terminated without cause or for good reason, he would receive a lump sum payment equal to three times his annual salary and average bonus. All of Dr. Koster’s stock options would vest and restricted stock (subject to a floor of 50%) that would otherwise have vested in the two year period following the termination would vest and all options would remain exercisable for two years. Dr. Koster would also be eligible to receive a tax “gross-up” payment of up to $5 million.

Alan J. Hutchison

The compensation package for Alan J. Hutchison, as Executive Vice President—Drug Discovery of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Hutchison and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 2003. Under such agreement, Dr. Hutchison’s base salary of $292,238 per annum in 2003 was increased to $299,544 effective December 31, 2003. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Hutchison from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Dr. Hutchison upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Hutchison would receive a lump sum payment in an amount equal to one year’s salary. Dr. Hutchison’s stock options that would otherwise have vested for up to the December 1st immediately following termination would also vest.

Death and disability. Dr. Hutchison would continue to receive his salary until he becomes eligible to receive payments under the Company’s long term disability plan. A pro-rata portion of Dr. Hutchison’s stock options that would otherwise have vested up to the December 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Dr. Hutchison would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Hutchison’s stock options that otherwise would have vested for up to the December 1st immediately following non-renewal would also vest.

Stephen R. Davis

The compensation package for Stephen R. Davis, Executive Vice President and Chief Business Officer of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Mr. Davis and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 2003. Under such agreement, Mr. Davis’ base salary of $287,993 per annum in 2003 was increased to $298,072 effective December 31, 2003. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Davis from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Mr. Davis upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Mr. Davis would receive a lump sum payment in an amount equal to one year’s salary. Mr. Davis’s stock options that would otherwise have vested for up to the December 1st immediately following termination would also vest.

Death and disability. Mr. Davis would continue to receive his salary until he becomes eligible to receive payments under the Company’s long term disability plan. A pro-rata portion of Mr. Davis’s stock options that would otherwise have vested up to the December 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Mr. Davis would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Mr. Davis’s stock options that otherwise would have vested for up to the December 1st immediately following non-renewal would also vest.

Kenneth R. Shaw

The compensation package for Kenneth R. Shaw, Senior Vice President—Chemistry and Preclinical Development, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Shaw and the Company effective December 1, 1999. The agreement was most recently extended for an additional two-year term as of December 1, 2003. Under such agreement, Dr. Shaw’s base salary of $245,527 per annum in 2003 was increased to $251,665 effective December 31, 2003. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Shaw from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Dr. Shaw upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Shaw would receive a lump sum payment in an amount equal to one year’s salary. Dr. Shaw’s stock options that would otherwise have vested for up to the December 1st immediately following termination would also vest.

Death and disability. Dr. Shaw would continue to receive his salary until he becomes eligible to receive payments under the Company’s long term disability plan. A pro-rata portion of Dr. Shaw’s stock options that would otherwise have vested to the December 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Dr. Shaw would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Shaw’s stock options that otherwise would have vested for up to the December 1st immediately following non-renewal would also vest.

James V. Cassella

The compensation package for James V. Cassella, Senior Vice President—Clinical Research and Development of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Cassella and the Company effective August 1, 2001. Under such agreement, Dr. Cassella’s base salary of $219,450 per annum in 2002 was increased to $234,812 effective December 31, 2002. The agreement was most recently extended for an additional two-year term as of August 1, 2003. Under such agreement, Dr. Cassella’s base salary of $234,812 per annum in 2003 was increased to $243,030 effective December 31, 2003. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Cassella from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Dr. Cassella upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Cassella would receive a lump sum payment in an amount equal to one year’s salary. Dr. Cassella’s stock options that would otherwise have vested for up to the August 1st immediately following termination would also vest.

Death and disability. Dr. Cassella would continue to receive his salary until he becomes eligible to receive payments under the Company’s long term disability plan. A pro-rata portion of Dr. Cassella’s stock options that would otherwise have vested up to the August 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Dr. Cassella would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Cassella’s stock options that otherwise would have vested for up to the August 1st immediately following non-renewal would also vest.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

The Compensation Committee consists entirely of independent directors and is responsible for establishing and administering the policies which govern both the annual compensation and stock ownership programs of the Company. On an annual basis, the Committee evaluates the performance of management and determines the compensation of the Company’s executive officers. The Compensation Committee’s policies and programs are designed to further the Company’s goal of increasing shareholder value by appropriately motivating and retaining executive officers. These policies include the following objectives:

•	Providing a portion of management’s compensation in the form of base salaries that take into consideration executive compensation paid by other similar biotechnology companies. Peer companies generally are at the pre-commercialization stage of development, are pursuing research and development programs of comparable nature and complexity, have similar potential risks and rewards and have similar market capitalization, size and financial condition. This objective also takes into account individual experience and capabilities.

•	Providing a portion of management’s compensation in the form of periodic bonus awards for the accomplishment of significant predetermined goals.

•	Providing equity participation, such as stock option grants or restricted stock, for the purpose of aligning executive officers’ longer term interests with those of the shareholders. The size and nature of equity based compensation grants are based primarily upon the Company’s performance in meeting its goals.

Traditional measures of corporate performance, such as current earnings per share or sales growth, do not readily apply to most biotechnology companies which are heavily focused on research and development activities designed to produce future earnings. In determining the compensation of the Company’s executives, the Compensation Committee looks to other criteria to measure the Company’s progress, including:

•	advancing drug candidates through clinical trials for the purpose of achieving regulatory approval;

•	discovering and developing multiple clinical candidates in the Company’s portfolio of drug programs;

•	developing new drug targets and discovering potential drug leads for these targets;

•	developing valuable drug discovery technologies;

•	establishing and executing valuable strategic collaborations with other parties; and

•	securing capital sufficient to advance and expand the Company’s drug development and discovery programs.

The Compensation Committee believes that management’s performance in these areas will directly impact the long-term success of the Company and the growth of shareholder value. The Committee specifically considers the achievement of milestones related to the development of multiple drug candidates within individual programs, the progress of individual candidates within each such program and expansion of the Company’s portfolio of drug programs. In addition, the Committee considers the extent to which the Company’s shares have changed in value. However, the Compensation Committee recognizes that, in the short term, the market price of the Company’s shares may be affected by industry events and market conditions which are transient in nature and beyond the control of management. This is especially true in the biotechnology industry, which is characterized by long product lead times, the iterative trial and error nature of drug development, highly volatile stock prices and fluctuating availability of capital. Accordingly, the Compensation Committee attempts to appropriately motivate the Company’s executives by balancing the consideration of shorter term objectives with longer term strategic goals essential to creating maximum shareholder value. In many instances the qualitative factors by which the Compensation Committee judges corporate performance necessarily involve a subjective assessment of management’s performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix.

Compensation paid by the Company to its executive officers is designed to be competitive with compensation paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee reviews both independent survey data as well as data gathered internally. From time to time, the Committee obtains the counsel of expert compensation consultants. Total compensation for the Company’s executive officers includes a base salary component and may also include other forms of incentives. Incentive compensation may consist of cash bonuses based on satisfying corporate goals and meeting individual performance objectives. In addition, executive officers are eligible for grants of stock options and restricted stock as an element of their total annual compensation. This component is intended to motivate and retain executive officers to improve long-term stock performance. Stock option and restricted stock awards are granted at the discretion of the Compensation Committee. Generally, stock options vest in equal amounts over four or five years, have a term of six to ten years and are exercisable at the fair market value of the underlying Common Stock on the date of grant. As with cash bonuses, the number of options to be granted to each executive officer is based on the degree of attainment of predetermined Company and individual objectives, with emphasis on those which have long-term strategic value. The Company generally grants stock options to all employees and uses stock options as a bonus vehicle. The Compensation Committee administers the Company’s stock option and restricted stock incentive plan.

The Company achieved significant milestones and met most of its goals during the fiscal year ended December 31, 2003. The Compensation Committee considered the following developments in awarding incentive compensation based on the Company’s performance in 2003: the signing of a new strategic collaboration with Merck to develop drugs for pain based upon the Company’s and Merck’s combined VR-1 antagonist programs; the advancement in Phase II studies in asthma and rheumatoid arthritis of NGD 2000-1, the Company’s lead drug candidate from its independent C5a inflammation program; the further advancement of Phase I studies of NGD 96-3, Neurogen’s lead candidate from its insomnia program partnered with Pfizer; the identification by the Company of three new clinical candidates; and progress in the Company’s collaboration with Aventis to develop drugs to treat depression and other stress related disorders.

At year-end 2003, the Compensation Committee reviewed the Company’s fiscal 2003 performance and the performance of the Company’s executive officers together with the incentive compensation levels of officers at comparable companies. Dr. Koster was not present during the Compensation Committee’s discussion and determination of his compensation, as described below. Based upon this review and in recognition of the Company’s achievement of milestones in most of its advanced programs, the Compensation Committee awarded cash incentive bonuses and stock option grants to executive officers as described in this proxy statement. To remain competitive with the Company’s peers, the Committee also raised the 2004 base salaries of the Company’s executive officers as further described in this proxy statement.

In evaluating the compensation of Dr. Koster for 2003, the Compensation Committee specifically considered the significant role he played in each of the above noted accomplishments. The Compensation Committee raised Dr. Koster’s starting base salary of $408,000 to $422,280 effective January 1, 2004 and awarded Dr. Koster a cash bonus of $200,000, or 49 percent of his base salary. In further recognition of the Compensation Committee’s belief that a substantial portion of Dr. Koster’s total compensation should be dependent on the long-term appreciation of the Company’s stock price, in December 2003 the Compensation Committee granted Dr. Koster an option to purchase 54,000 shares of Neurogen Common Stock pursuant to the Company’s incentive plan. Dr. Koster’s salary increase and awards reflect the Committee’s assessment of his very favorable performance during 2003 and his contribution to the Company’s progress in furthering its portfolio of drug development programs.

By the Compensation Committee: Julian C. Baker, Frank C. Carlucci and John Simon.

1This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT2

Neurogen has a separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, that is comprised of four non-employee directors: Eran Broshy, Mark Novitch, John Simon and Suzanne Woolsey. Mr. Broshy replaced Mr. Carlucci on the audit committee when Mr. Carlucci stepped down on December 15, 2003. Each Audit Committee member qualifies as an independent director by NASDAQ Marketplace Rule 4200(a)(15) as defined by the National Association of Securities Dealers listing standards.

The Board of Directors has adopted a written charter for the Audit Committee. In accordance with the written charter, attached hereto as Appendix E to this Proxy Statement, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In this context, management and the Company’s independent registered public accountants review with the Audit Committee the Company’s annual and quarterly financial results prior to publication. The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accountants prior to publication the Company’s financial condition and results of operations for the year ended December 31, 2003. The Audit Committee also has discussed matters required by Statement of Auditing Standards No. 61, (Codification of Statements on Auditing Standards AU §380), as may be modified or supplemented, with the independent registered public accountants. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountant the independent registered accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

By the Audit Committee: Eran Broshy, Mark Novitch, John Simon and Suzanne Woolsey.

Audit Fees and All Other Fees

The aggregate fees billed for professional services rendered by the Company’s independent registered public accountants, PricewaterhouseCoopers LLP for 2003 and 2002 were as follows:

Audit Fees. The aggregate fees for the audit of the Company’s annual consolidated financial statements, reviews of the quarterly consolidated financial statements included in Forms 10-Q, and services provided in connection with regulatory filings were $118,620 and $148,980 for 2003 and 2002, respectively. The fees included $59,130 in 2002 for services related to the Company’s filing of an S-3 Shelf Registration Statement.

Audit-Related Fees. The aggregate fees related to the performance of the audits and reviews of the Company’s employee benefit plans and consultation concerning financial accounting and reporting standards were $15,900 and $15,500 for 2003 and 2002, respectively.

Tax Fees. The aggregate fees related to professional services rendered for tax compliance were $20,050 and $17,374 for 2003 and 2002, respectively.

All Other Fees. No fees were billed by PricewaterhouseCoopers LLP during 2003 or 2002 other than fees for professional services reported above as audit fees, audit-related fees and tax fees.

The Audit Committee pre-approves audit and other permitted non-audit services provided by Neurogen’s independent registered public accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is based on estimated fees and billable services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Neurogen’s independent registered public accountants and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accountants in accordance with pre-approval, and the fees for the services performed to date. In 2003, all of the fees for audit-related and tax fees were pre-approved by the Audit Committee.

Neurogen currently intends to amend the Audit Committee Charter on or before July 26, 2004 to incorporate certain provisions under the new NASDAQ Listing Requirements and the Sarbanes-Oxley Act of 2002. The new charter will be made available on Neurogen’s website.

2This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE GRAPH3

The following graph compares the yearly percentage in the Company’s cumulative total stockholder return on its Common Stock during a period commencing on December 31, 1998 and ending December 31, 2003 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the period; by (ii) the share price at the beginning of the period) with the cumulative return of the NASDAQ National Market Composite Index and the NASDAQ Biotechnology Index. It should be noted that Neurogen has not paid dividends on Common Stock, and no dividends are included in the representation of the Company’s performance.

The stock price performance on the graph below is not necessarily indicative of future price performance, and the Company does not make or endorse any predictions as to future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN*

FROM DECEMBER 31, 1998 to DECEMBER 31, 2003

AMONG NEUROGEN CORPORATION, THE NASDAQ NATIONAL MARKET COMPOSITE INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

	NEUROGEN	NASDAQ NATIONAL MARKET COMPOSITE	NASDAQ BIOTECHNOLOGY
12/31/1998	100.00	100.00	100.00
12/31/1999	122.22	260.68	290.89
12/31/2000	260.19	158.31	357.81
12/31/2001	129.47	124.66	299.83
12/31/2002	26.89	85.12	163.92
12/31/2003	62.30	282.05	238.91

3This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2001, the Company made a recourse loan to William H. Koster, President and Chief Executive Officer, in the amount of $86,382 for the payment of taxes related to the vesting of certain shares of restricted stock granted to Dr. Koster upon his hiring date. The loan is payable in full plus interest at an annual rate of 4.76% upon the occurrence of the earlier of five years from the date of issuance or the termination of Dr. Koster’s employment and is secured by the restricted shares. The amount currently outstanding as of May 31, 2004, including accrued interest, is $98,271.

In April 2004, the Company issued approximately $100 million of Common Stock, or 14,285,760 shares, to Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family in a private placement transaction. The shares of Common Stock were issued pursuant to a Securities Purchase Agreement, dated as of March 19, 2004, by and between the Company, Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family, as amended. Dr. Felix Baker and Julian Baker are managing partners of Baker Brothers Investments and have been members of the Company’s Board of Directors since May 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934, as amended, that have been received by the Company, the Company believes that all filing requirements for 2003 applicable to its officers, directors and beneficial owners of greater than ten percent of its Common Stock have been complied with, subject to the following exceptions: Julian Baker and Felix Baker each filed two late Form 4s for grants of stock options and the Company filed one late Form 4 for each director on behalf of Barry Bloom, Robert Butler, Frank Carlucci, Mark Novitch, Craig Saxton, John Simon and Suzanne Woolsey for grants of stock options.

CODE OF ETHICS

Neurogen has adopted a code of ethics that applies to all directors, officers and employees. A copy of Neurogen’s code of ethics has been posted on the Company’s internet web site at www.neurogen.com and was filed as Exhibit 14.1 to the Company’s Form 10-K/A for the year ended December 31, 2003. Neurogen intends to disclose any amendments to provisions of its code of ethics on its internet website.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be submitted to the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

STOCKHOLDERS’ PROPOSALS TO BE PRESENTED AT THE COMPANY’S

NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than March 12, 2005, for inclusion in the Proxy Statement and Proxy relating to the 2005 Annual Meeting of Stockholders.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than May 27, 2005.

THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, NEUROGEN CORPORATION, 35 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

Stephen R. Davis

Secretary

July 9, 2004

APPENDIX A

AMENDMENTS TO THE NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

WHEREAS, pursuant to Section 9 of the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the “Program”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Program in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendments (the “Amendments”) to the Program and the presentation of such amendments to the Company’s stockholders for their approval at the 2004 Annual Meeting scheduled to be held on July 26, 2004;

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Program shall be amended as follows:

1. The Program shall be amended to increase the number of shares available under the Program by changing the first sentence of Section 3.2 of the Program to read as follows:

“The maximum number of shares of Common Stock in respect of which Options may be granted under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall not exceed five hundred seventy thousand (570,000) shares (the “Option Shares”).”

2. The Program shall be further amended to provide for alternative arrangements to the execution of written Award Agreements by Eligible Directors by:

Changing Section 2.3 of the Program to read as follows:

“2.3 “Award Agreement” means the stock option agreement executed by each of the Eligible Directors pursuant to Sections 4 and 10.3 of the Program in connection with the granting of the options hereunder or such other alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time.”

Changing Section 10.3 of the Program to read as follows:

“10.3 Award Agreements. Each Eligible Director receiving an Option under the Program shall, at the request of the Company, enter into an Award Agreement with the Company, or be subject to such alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time, which shall cause the Eligible Director to be subject to the restrictions, terms and conditions of the Option award and the Program.”

3. The Program shall be further amended to eliminate Initial Grants after July 26, 2004 by changing Section 4.2 of the Program to read as follows:

“4.2 Initial Grant. An initial Option to acquire twenty thousand (20,000) Option Shares (subject to adjustment as provided in Section 8.2 of the Program) shall be granted (an “Initial Grant”) to each Eligible Director immediately following any Annual Meeting at which such Eligible Director is first elected by the Company’s stockholders or when such Eligible Director is otherwise first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected Director shall not receive a second Initial Grant; provided, further, that no Initial Grants shall be made after July 26, 2004.”

4. The Program shall be further amended to eliminate Annual Grants after July 26, 2004 by changing Section 4.3 of the Program to read as follows:

“4.3. Annual Grant. An annual Option to acquire five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an “Annual Grant”) automatically each year on the anniversary of each Eligible Director’s election, reelection, appointment or reappointment to the Board; provided, however, that no Annual Grants shall be made after July 26, 2004.”

5. The Program shall be further amended by adding Section 5.3, pertaining to the vesting of Quarterly Grant Options:

“5.3 Quarterly Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to a Quarterly Grant shall become exercisable with respect to one-third (1/3) of the aggregate underlying Option Shares on the last day of each month for three months, beginning with the last day of the month in which such option was granted.”

6. The Program shall be further amended to replace the reference to the Finance Committee with the Governance Committee for the purposes of Committee Grants and by adding a reference to Quarterly Grants by changing the first sentence of Section 4.4 of the Program to read as follows:

“An annual Option (in addition to any Annual Grant and/or Quarterly Grant) to acquire up to a maximum of five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Committee Grant”) each year upon the designation of the Executive, Compensation, Science, Audit and Governance Committees of the Board (an “Eligible Committee”) to each Eligible Director, representing a grant to each Eligible Director to acquire one thousand five hundred (1,500) shares with respect to each such Eligible Committee on which he or she serves as a non-chair member and two thousand five hundred (2,500) shares with respect to each such committee of which he or she serves as the chair or co-chair.”

7. The Program shall be further amended to provide for Quarterly Grants of two thousand five hundred (2,500) Option Shares in lieu of the Annual Grant of five thousand (5,000) Option Shares by:

Adding the following text as Section 4.5, with later subsections in Section 4 being renumbered accordingly:

“4.5 Quarterly Grant. Commencing September 15, 2004 a quarterly Option to acquire two thousand five hundred (2,500) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Quarterly Grant”) automatically on each March, June, September and December 15th of each year or such other quarterly dates as the Committee finds appropriate; provided, however, that the initial Quarterly Grants to a Director who received an Annual Grant after September 15, 2003 shall be subject to reduction by the Committee as it determines, in its absolute discretion, to be necessary or appropriate to achieve a proper transition from Annual Grants to Quarterly Grants; and provided, further, that a Director who becomes a Director on a date other than a date on which a Quarterly Grant would otherwise be made, shall receive an initial Quarterly Grant on such date of up to 2,500 shares as determined by the Committee in its absolute discretion.”

Changing Section 2.14 to read as follows:

“2.14 “Grant Date” means the date on which an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant is made to an Eligible Director.”

Changing Section 4.6 (formerly Section 4.5) to read as follows:

“4.6 Exercise Price. The option exercise price per Option Share for an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant shall be the Fair Market Value on the Grant Date.”

8. The Program shall be further amended to replace all references to “shareholder” with the term “stockholder”.

9. Effective Date. These Amendments shall become effective upon the approval of the Company’s stockholders.

APPENDIX B

NEUROGEN CORPORATION

2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

(as proposed to be amended and restated)

1. Purpose. The purpose of the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the “Program”) is to promote the interests of Neurogen Corporation (the “Company”) and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable non- employee directors through formula grants of non-qualified stock options to acquire the Company’s Common Stock, par value $0.025 per share. In addition, such grants will encourage the closer alignment of the interests of such directors with those of the Company’s stockholders.

2. Definitions. For purposes of the Program, the following terms shall have the meanings set forth below:

2.1 “Annual Grant” shall have the meaning set forth in Section 4.3 of the Program.

2.2 “Annual Meeting” means the annual meeting of the Company’s stockholders for any fiscal year as determined by the Company’s By-Laws.

2.3 “Award Agreement” means the stock option agreement executed by each of the Eligible Directors pursuant to Sections 4 and 10.3 of the Program in connection with the granting of the options hereunder or such other alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time.

2.4 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.5 “Change of Control” means

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires, as a result of any purchase or exchange, or any merger, consolidation or other reorganization, a majority of the outstanding voting securities or assets of the Company or

(ii) the Board or the Company’s stockholders, either or both, as may be required to authorize the same, shall approve any liquidation or dissolution of the Company or sale of all or substantially all of the assets of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.7 “Committee” shall have the meaning set forth in Section 3.3 of the Program.

2.8 “Committee Grant” shall have the meaning set forth in Section 4.4 of the Program.

2.9 “Common Stock” means the Common Stock, par value $.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.10 “Company” means Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.11 “Eligible Director” means any Non-Employee Director of the Company who becomes a member of the Board.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.13 “Fair Market Value” means on, or with respect to, any given date(s), the closing price for the Common Stock, as reported on the NASDAQ National Market System for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ National Market System, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

2.14 “Grant Date” means the date on which an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant is made to an Eligible Director.

2.15 “Initial Grant” shall have the meaning set forth in Section 4.2 of the Program.

2.16 “Non-Employee Director” means any director of the Company who is not, and who has not been for at least one year preceding the commencement of his or her membership on the Board, an employee of the Company, or any parent or subsidiary companies of the Company.

2.17 “Option Period” shall have the meaning set forth in Section 4.9 of the Program.

2.18 “Option Shares” shall have the meaning set forth in Section 3.2 of the Program.

2.19 “Option(s)” means the stock option(s) to acquire shares of Common Stock granted pursuant to the provisions of Section 4 of the Program and the relevant Award Agreement.

2.20 “Program” means the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee in accordance with Section 3.4 of the Program).

2.21 “Reelected Director” means an Eligible Director who previously received an Initial Grant, terminated service as a director of the Company and is subsequently elected or appointed to the Board.

2.22 “SEC” means the Securities and Exchange Commission, or any successor governmental agency.

2.23 “SEC Rule 16b-3” means Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.24 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

2.25 “Termination” means a termination of an Eligible Director’s membership on the Board.

3. Term of the Program; Common Stock Subject to the Program; Administration.

3.1 Term. The Program shall continue in effect until it is terminated by action of the Board or of the Company’s stockholders, but any such termination shall not affect the terms of any then outstanding Options.

3.2 Common Stock. The maximum number of shares of Common Stock in respect of which Options may be granted under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall not exceed five hundred seventy thousand (570,000) shares (the “Option Shares”). In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Program. Common Stock which may be issued under the Program may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Program. If any Option granted under the Program expires or terminates for any reason without having been exercised in full, the Option Shares subject to, but not delivered under, any such Option may become available for the grant of other Options under the Program.

3.3 The Committee. Subject to the terms and provisions of the Program, the Program shall be administered by a committee selected by the Board (the “Committee”).

3.4 Program Administration and Program Rules. The Committee shall have the power to interpret and construe the terms and provisions of the Program, to determine questions that arise thereunder, to designate persons to carry out the day-to-day ministerial administration of the Program under such conditions and limitations as it may prescribe, and to promulgate, adopt, amend and rescind such rules and regulations for implementing and administering the Program as the Committee deems necessary or desirable. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or implementation of the Program shall be final, binding and conclusive upon all Eligible Directors and any person(s) claiming under or through any Eligible Directors.

4. Non-Qualified Stock Option Grants.

4.1 Term. All Options granted under the Program shall be nonstatutory options that are not “incentive stock options” within the meaning of Section 422 of the Code.

4.2 Initial Grant. An initial Option to acquire twenty thousand (20,000) Option Shares (subject to adjustment as provided in Section 8.2 of the Program) shall be granted (an “Initial Grant”) to each Eligible Director immediately following any Annual Meeting at which such Eligible Director is first elected by the Company’s stockholders or when such Eligible Director is otherwise first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected Director shall not receive a second Initial Grant; provided, further, that no Initial Grants shall be made after July 26, 2004.

4.3. Annual Grant. An annual Option to acquire five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an “Annual Grant”) automatically each year on the anniversary of each Eligible Director’s election, reelection, appointment or reappointment to the Board; provided, however, that no Annual Grants shall be made after July 26, 2004.

4.4 Committee Grant. An annual Option (in addition to any Annual Grant and/or Quarterly Grant) to acquire up to a maximum of five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Committee Grant”) each year upon the designation of the Executive, Compensation, Science, Audit and Governance Committees of the Board (an “Eligible Committee”) to each Eligible Director, representing a grant to each Eligible Director to acquire one thousand five hundred (1,500) shares with respect to each such Eligible Committee on which he or she serves as a non-chair member and two thousand five hundred (2,500) shares with respect to each such committee of which he or she serves as the chair or co-chair. The Board, as it sees fit, shall be authorized to add new committees to or delete current or future committees from the definition of “Eligible Committees,” which are then subject to the operation of this Section 4.4.

4.5 Quarterly Grant. Commencing September 15, 2004 a quarterly Option to acquire two thousand five hundred (2,500) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Quarterly Grant”) automatically on each March, June, September and December 15th of each year or such other quarterly dates as the Committee finds appropriate; provided, however, that the initial Quarterly Grants to a Director who received an Annual Grant after September 15, 2003 shall be subject to reduction by the Committee as it determines, in its absolute discretion, to be necessary or appropriate to achieve a proper transition from Annual Grants to Quarterly Grants; and provided, further, that a Director who becomes a Director on a date other than a date on which a Quarterly Grant would otherwise be made, shall receive an initial Quarterly Grant on such date of up to 2,500 shares as determined by the Committee in its absolute discretion.

4.6 Exercise Price. The option exercise price per Option Share for an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant shall be the Fair Market Value on the Grant Date.

4.7 Method of Exercise. Upon becoming exercisable in accordance with Section 5 of the Program, an Option may be exercised in whole or in part at any time and from time to time during the Option Period by giving written notice of exercise to the Secretary of the Company or the Secretary’s designee specifying the number of Option Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment in full of the aggregate option exercise price for the Option Shares to be acquired. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Option as to such number of Option Shares. No Option may be exercised at any time in respect of a fractional share.

4.8 Form of Payment. Payment of the aggregate option exercise price may be in cash or by certified, cashier’s or personal check. Payment may also be made in whole or in part by the transfer to the Company of shares of Common Stock already owned by an Eligible Director for at least six months and having a Fair Market Value equal to all or a portion of the option exercise price at the time of such exercise.

4.9 Option Period. Each Option shall expire ten years from its Grant Date (the “Option Period”); provided, however, in the event of the Termination of an Eligible Director, any outstanding unexercised Option of such Eligible Director that has not vested pursuant to Section 5 of the Program shall be deemed to be vested and shall be exercisable upon the effectiveness of such Termination and all outstanding and unexercised Options of such Eligible Director (whether such Options vested prior to or at Termination) shall expire one (1) year after the date of any such Termination or on the stated grant expiration date, whichever is earlier.

4.10 Right to Exercise. The right of any Eligible Director (or any person or entity receiving a transfer of an Option directly from an Eligible Director as permitted in Section 10.5(b)) to exercise an Option granted under the Program shall, during the lifetime of such Eligible Director (or direct transferee) be exercisable only by such Eligible Director (or transferee) and shall not be assignable by such Eligible Director (or transferee) other than by will or the laws of descent and distribution or by the Eligible director pursuant to Section 10.5(b).

4.11 Limitation of Rights. Neither the recipient of an Option under the Program nor an Eligible Director’s transferee or successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Option Shares subject to an Option granted to such person until the date of issuance of a stock certificate in respect of such Option Shares.

4.12 Regulatory Approval. The Company shall not be required to issue any certificate or certificates for Option Shares upon the exercise of an Option granted under the Program or to record as a holder of record of Option Shares the name of the individual exercising an Option under the Program, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies, if any, deemed necessary by the Committee and without complying, to the Committee’s complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

5. Vesting.

5.1 Initial Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to an Initial Grant shall become exercisable with respect to one-thirty-sixth ( 1/36) of the aggregate underlying Option Shares on the last day of each month, beginning with the last day of the month in which such Option was granted.

5.2 Annual Grant Options and Committee Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to an Annual Grant or a Committee Grant shall become exercisable with respect to one-twelfth ( 1/12) of the aggregate underlying Option Shares on the last day of each month, beginning with the last day of the month in which such Option was granted.

5.3 Quarterly Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to a Quarterly Grant shall become exercisable with respect to one-third ( 1/3) of the aggregate underlying Option Shares on the last day of each month for three months, beginning with the last day of the month in which such option was granted.

6. Acceleration of Vesting Upon Change of Control. Anything in the Program to the contrary notwithstanding, if a Change of Control of the Company occurs all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Eligible Directors who are members of the Board as of the date of the Change of Control.

7. Tax Reimbursement. All taxes, if any, in respect of any Option(s) granted hereunder to the Eligible Director hereunder shall be the sole responsibility of and shall be paid by the Eligible Director.

8. Changes in Capitalization and Other Matters.

8.1 No Corporate Action Restriction. The existence of the Program, any Award Agreement and/or the formula grants made hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize

(a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business,

(b) any merger, consolidation or change in the ownership of the Company or any Subsidiary,

(c) any issue of secured or unsecured indebtedness, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof,

(d) any dissolution or liquidation of the Company or any Subsidiary,

(e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or

(f) any other corporate act or proceeding by the Company or any Subsidiary.

An Eligible Director, any transferee or beneficiary(ies) of any such Eligible Director or any other person shall not have any claim against any member of the Board or any committee thereof, the Company or any Subsidiary or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, merger, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock (any of these being an “Adjustment Event”), the Committee may make such adjustment as it deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number and class of shares of the Common Stock (or number and kind of other securities or property) subject to and authorized by the Program, the number and class of shares of Common Stock (or number and kind of other securities or property) in respect of which an Option may be granted to an Eligible Director under the Program as provided in Section 4, the number and class of Option Shares (or number and kind of other securities or property) subject to each Option outstanding and the per share (or other security or property) exercise price specified for each Option outstanding. In addition, upon an Adjustment Event, the Committee may cancel any or all outstanding Options in exchange for a payment in respect of each such Option equal to the product of

(a) the excess of

(i) the fair market value of a share at the time of the Adjustment Event over

(ii) the per share exercise price of such Option and

(b) the number of shares subject to such Option.

9. Amendment; Termination. The Board may suspend or terminate the Program (or any portion thereof) at any time and may amend the Program at any time and from time to time in such respects as the Board may deem advisable; provided, however, that the terms and provisions of the Program which determine the eligibility of directors and the amount, price and timing of the formula grants hereunder shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder; provided, further, that without majority stockholder approval, no such amendment shall

(a) except as provided in Section 8.2 of the Program, materially increase the number of shares of Common Stock which may be issued under the Program,

(b) modify in any way the requirements as to eligibility for grants under the Program, or

(c) increase the benefits accruing to Eligible Directors under the Program. In addition, no such amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any Eligible Director in respect of any outstanding Option, without the consent of such Eligible Director.

10. Miscellaneous.

10.1 No Right to Continue as Director. Neither the adoption of the Program, the granting of an Option, nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of remuneration.

10.2 Listing, Registration and Other Legal Compliance. No Options or Common Stock shall be issued under the Program unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Company may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates and/or information, as the Company may deem necessary or advisable, in its sole discretion, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for any Options and/or Common Stock delivered under the Program may be subject to such stock-transfer orders and such other restrictions as the Company may deem advisable under the rules, regulations or other requirements of the SEC, any stock exchange upon or trading system in which the Common

Stock is then listed or traded and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for

(a) the issuance or other distribution of any Options and/or Common Stock or

(b) the payment of amounts to any Eligible Director,

any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Eligible Director (or any estate, designated beneficiary or other legal representative thereof, as the case may be and as determined by the Committee) to take any action in connection with any such determination, any Options to be issued or distributed, any such payment or the making of any such determination, as the case may be, shall be deferred until such required action is taken. The Program and all transactions under the Program are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Program fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.

10.3 Award Agreements. Each Eligible Director receiving an Option under the Program shall, at the request of the Company, enter into an Award Agreement with the Company, or be subject to such alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time, which shall cause the Eligible Director to be subject to the restrictions, terms and conditions of the Option award and the Program.

10.4 Designation of Beneficiary. Each Eligible Director may designate a beneficiary or beneficiaries to exercise an Option or to receive any payment which under the terms of the Program and the relevant Award Agreement may become exercisable or payable on or after the Eligible Director’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased Eligible Director, or if the designated beneficiaries have predeceased the Eligible Director, the beneficiary shall be the Eligible Director’s estate. If the Eligible Director designates more than one beneficiary, any payments under the Program to such beneficiaries shall be made in equal shares unless the Eligible Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Eligible Director.

10.5 Non-transferability of Awards.

(a) Except as otherwise provided in clause (b) below, no Option under the Program or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by any Eligible Director or any beneficiary(ies) of any Eligible Director, except by testamentary disposition by the Eligible Director or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of an Eligible Director’s debts, judgments, alimony or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Program shall be null and void and without legal force or effect.

(b) During the Eligible Director’s lifetime, the Eligible Director may, with the consent of the Committee, transfer without consideration all or any portion of an Option to one or more members of his or her Immediate Family (as defined below), to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, however, that any such Immediate Family, trust, partnership or limited liability company shall agree to be and shall be bound by the terms and provisions of the Program, and by the terms and provisions of any applicable outstanding Award Agreements or other agreements covering the Options or the shares subject to the options. For purposes of this Agreement, “Immediate Family” means the Eligible Director’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

10.6 Governing Law. The Program and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Program.

10.7 Effective Date. The Program shall be effective upon its adoption by the Board, subject to the approval of the Program by the Company’s stockholders.

APPENDIX C

AMENDMENTS TO THE AMENDED AND RESTATED

NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

WHEREAS, pursuant to Section 10 of Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001) (the “Plan”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Plan in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendments (the “Amendments”) to the Plan and the presentation of such amendment to the Company’s stockholders for their approval at the 2004 Annual Meeting scheduled to be held on July 26, 2004;

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Plan shall be amended as follows:

1. The Plan shall be amended to increase the number of shares available under the Plan by changing the first sentence of Section 4.2 of the Plan to read as follows:

“The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed three million five hundred thousand (3,500,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan.”

2. The Plan shall be further amended to provide for alternative arrangements to the execution of written Award Agreements by Participants in the Plan by:

Changing Section 2.1 of the Plan to read as follows:

“2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.”

Changing Section 12.4 of the Plan to read as follows:

“12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.”

3. The Plan shall be further amended to replace all references to “shareholder” with the term “stockholder”.

4. Effective Date. The Amendment shall become effective upon the approval of the Company’s stockholders.

C-1

APPENDIX D

AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

(as proposed to be amended and restated)

1. Purpose. The purpose of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001) (the “Plan”) is to attract and retain the best available personnel, to provide additional incentive to employees and consultants, and to promote the success of the business of Neurogen Corporation (the “Company”) and its Subsidiaries (as defined below).

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.

2.2 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.3 “Cause” shall mean, for purposes of this Plan, either of the following: (a) if a Participant is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such agreement; or (b) if the Participant is not party to such an agreement, (i) commission of a felony or misdemeanor; (ii) failure to abide by any material Company policy; (iii) gross negligence or willful misconduct in connection with job duties; or (iv) continuing refusal to perform job duties after written notice of such failure and an opportunity to cure such non-performance. In the event that a Participant is party to an employment or consulting agreement with the Company or with any Subsidiary, and such employment or consulting agreement permits the Participant to terminate his or her employment for “good reason” (as defined in such agreement) or under any constructive termination provision permitting the employee to terminate his or her employment and receive severance benefits, then if the Participant terminates his or her employment or consulting relationship with the Company or with any Subsidiary for “good reason” or under any such constructive termination provision, he or she shall be deemed to have been terminated by the Company or its Subsidiary without Cause for purposes of this Plan. Any determination of Cause by the Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

2.4 “Change of Control” shall, for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding Company benefit plans, becomes the beneficial owner of securities of the Company having more than fifty percent (50%) of the voting power of the Company’s then-outstanding securities; (ii) upon the consummation of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination; (iii) when, within any twelve (12) month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or (iv) when a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through series of transactions) of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.7 “Common Stock” shall mean the common stock, par value $0.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.8 “Company” shall mean Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.9 “Disability” shall mean disability as defined in the Participant’s then-effective employment or consulting agreement. If the participant is not then a party to an effective employment or consulting agreement with the Company which defines disability, “Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.11 “Fair Market Value” shall mean, on or with respect to any given date(s), the closing price for the Common Stock, as reported on the NASDAQ Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day (or days) on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee.

2.12 “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.14 “Participant” shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option or a grant of Restricted Shares under the Plan.

2.15 “Plan” shall mean the Neurogen Corporation 2001 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.17 “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

2.18 “SEC” shall mean the Securities and Exchange Commission, or any successor governmental agency.

2.19 “SEC Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.20 “Stock Option” shall mean an award granted to a Participant pursuant to the provisions of Section 6 of the Plan.

2.21 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) granting Stock Options and making grants of Restricted Shares in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options and upon grants of Restricted Shares as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee may (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant Stock Options or Restricted Shares to those eligible employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of Stock Options or Restricted Shares: provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any Subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options and Restricted Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan

(or with any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, by the Company’s Certificate of Incorporation, as amended, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on June 29, 2011, except with respect to Stock Options and grants of Restricted Shares then outstanding. After such date no further Stock Options or Restricted Shares shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed three million five hundred thousand (3,500,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5. Eligibility. Individuals eligible for Stock Options and grants of Restricted Shares under the Plan shall be determined by the Committee in its sole discretion and shall be limited to employees of and consultants to the Company and its Subsidiaries, and persons who may become such employees or consultants.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as “Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, the term of each Stock Option shall be ten (10) years; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months or (c) any other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than five hundred thousand (500,000) shares of Common Stock under the Plan.

6.7 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•	twenty percent (20%) on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•	forty percent (40%) on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•	sixty percent (60%) on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

•	eighty percent (80%) on the fourth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries; and

•	one hundred percent (100%) on the fifth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.7, unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Stock Option, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

7. Restricted Shares.

7.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF NEUROGEN CORPORATION, BRANFORD, CT. NEUROGEN CORPORATION WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. NEUROGEN CORPORATION RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.2 Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3 Restriction Period. In accordance with the provisions of Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee in its sole discretion (subject to the provisions of Section 10.2 of the Plan) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.6 Maximum Grant. During any calendar year, no Participant may receive grants of Restricted Shares awarding more than two hundred fifty thousand (250,000) shares of Common Stock under the Plan.

8. Non-transferability. Unless otherwise provided in a Participant’s Award Agreement, no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by a Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Plan, shall be null and void and without legal force or effect. Unless otherwise provided in a Participant’s Award Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9. Changes in Capitalization and Other Matters.

9.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options or Restricted Shares granted hereunder or thereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2 Changes in Capital Structure. Stock Options and Restricted Shares granted under the Plan and under any Award Agreements evidencing such Stock Options or Restricted Shares, the maximum number of shares of Common Stock subject to all Stock Options and grants of Restricted Shares stated in Section 4.2, and the maximum number of shares subject to Stock Options or represented by grants of Restricted Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or grants of Restricted Shares or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or Restricted Shares or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, in either case where such adjustment shall substantially preserve the value, rights and benefits of any affected Stock Options or Restricted Shares. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.3 Change of Control.

(a) If a Change of Control occurs and outstanding Stock Options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose employment or consulting relationship with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

(i) any outstanding Stock Options then held by such Participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(b) If a Change of Control occurs and the Stock Options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then

(i) all outstanding Stock Options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all Participants shall be permitted to exercise their Stock Options immediately prior to or concurrent with the consummation of the Change of Control; and

(ii) all restrictions, terms and conditions applicable to outstanding Restricted Shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

(c) To the extent that the implementation of the terms of (a) or (b) above causes an Incentive Stock Option to exceed the dollar limitation set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(d) Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b), the Committee may, subject to the consummation of the Change of Control, cause all outstanding Stock Options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected Participant shall have the right to exercise his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may, in its discretion, cancel any or all outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

10. Amendment, Suspension and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that without majority stockholder approval no such amendment may (i) increase the number of shares of Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options or grants of Restricted Shares, without the consent of such Participant.

10.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option or grant of Restricted Shares in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option or grant of Restricted Shares without the consent of such Participant. Nothwithstanding anything to the contrary in this Section 10.2, no Stock Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with Section 9.2 herein, a change in the capital structure of the Company), if the effect would be to reduce the exercise price for the shares underlying such Stock Option.

11. Termination of Employment or Services.

11.1 In General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion) or (b) in the Participant’s then-effective employment, severance or consulting agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment or consulting agreement.

11.2 Stock Options. Except as otherwise provided in the relevant Award Agreement or in a Participant’s employment, severance or consulting agreement in respect of such Stock Options, and subject to any determination of the Committee pursuant to the provisions of Section 6.7 of the Plan, if a Participant’s employment with or performance of services for the Company and its Subsidiaries terminates for any reason, then (i) any then-unexercisable Stock Options shall be forfeited by the Participant and canceled by the Company, and (ii) such Participant’s rights, if any, to exercise any then-exercisable Stock Options, if any, shall terminate six (6) months after the later of the date of such termination or the last day on which services were performed (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan; provided, however, that if such termination or cessation of service is due to death, Disability or Retirement, the exercise period for any exercisable Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan). Notwithstanding the above, the Committee, in its sole discretion, may determine that any such Participant’s Stock Options may, to the extent exercisable immediately prior to any termination of employment or cessation of services, remain exercisable for an additional period of time after any period set forth above expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option.

11.3 Restricted Shares. Subject to the provisions of Section 9.3 herein, if a Participant’s employment with or performance of services for the Company and its Subsidiaries terminates for any reason (other than due to death, Disability or Retirement) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be canceled and the Participant (or such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11.3, the Committee, in its sole discretion, may determine that all or a portion of any such Participant’s Restricted Shares shall not be so canceled and forfeited. If the Participant’s employment or performance of services terminates due to death, Disability or Retirement, the

Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall become one hundred percent (100%) vested in any such Participant’s Restricted Shares as of the date of any such termination.

11.4 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations under the Plan, as it deems appropriate, in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has been terminated by the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have been terminated as a result of such transfers.

12. Miscellaneous.

12.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or the vesting of any Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

12.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Stock Option or Restricted Shares, nor the execution of any Award Agreement, shall confer upon any employee or consultant of the Company or any Subsidiary any right to continued employment or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment or consulting relationship of any employee or consultant at any time for any reason, even if such termination adversely affects such Participant’s Stock Options or grants of Restricted Shares.

12.3 Listing, Registration and Other Legal Compliance. No Stock Options, Restricted Shares or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option or Restricted Shares or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option or grant of Restricted Shares, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.

12.5 Designation of Beneficiary. Each Participant to whom a Stock Option or Restricted Share has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

12.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any awards granted under the Plan shall be null and void and of no force and effect.

APPENDIX E

NEUROGEN CORPORATION

AUDIT COMMITTEE CHARTER

(May 19, 2003)

Organization

There shall be a committee of the Neurogen Corporation board of directors to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors, each of whom is independent of the management of the corporation and is free of any relationship that, in the opinion of the board of directors, would interfere with his or her exercise of independent judgment as a committee member. All members of the committee shall have a working familiarity with basic finance and accounting practices and at least one member of the committee shall have accounting or financial management expertise. Prior to the effectiveness of the requirement to designate a “financial expert pursuant to regulations under Section 407 of the Sarbanes-Oxley Act, at least one member shall meet such qualifications.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Maintain free and open means of communication between directors, the independent auditors and the financial management of the corporation.

•	Review and appraise the audit efforts of the Company’s independent auditors.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of Neurogen are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

•	Review, retain and determine the compensation of the independent auditors to audit the financial statements of the Company and subsidiaries and the Company’s report of its system of internal controls as required by Section 404 of the Sarbanes-Oxley Act. Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

•	Pursuant to Section 206 (a) of the Sarbanes-Oxley Act, pre-approval on a case-by-case basis or pursuant to policies and procedures established by the Audit Committee all audit, audit-related and non-audit services to be performed by the Company’s independent auditors.

•

Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and attestation services for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit or attestation report, including any comments or

E-1

recommendations of the independent auditors. The Audit Committee shall have the authority to resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Review with the independent auditors, the company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company compliance policies and procedures to determine their adequacy in protecting the interests of the Company.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Particular emphasis should be given to any changes in accounting principles and any matters which require a substantial degree of judgment or interpretation of accounting principles and which are likely to have a material impact on the disclosure and content of the financial statements taken as a whole.

•	Review with management and independent auditors the Company’s report on its system of internal controls to be continued in its annual report on Form 10-K and the Company’s and all independent auditors processes for evaluating such system and report. The Audit Committee should be satisfied with the disclosure and content of such report.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Prior to the effectiveness of rules to be established by the NASDAQ pursuant to Section 301 of the Sarbanes-Oxley Act, establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors, including outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review and assess the adequacy of this charter on an annual basis or more frequently, as conditions dictate.

•	Perform any other activities consistent with this Charter, Neurogen’s bylaws and governing law, as the Audit Committee or the board of directors deems necessary or appropriate.

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Annual Meeting Proxy Card

NEUROGEN CORPORATION

35 Northeast Industrial Road

Branford, Connecticut 06405

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes William H. Koster and Stephen R. Davis, or each of them, with all powers of substitution and revocation as attorneys and proxies to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Neurogen Corporation held of record by the undersigned on June 10, 2004, at the 2004 Annual Meeting of Stockholders of Neurogen Corporation, which is being held at Neurogen Corporation at 35 Northeast Industrial Road, Branford, Connecticut 06405, on Monday, July 26, 2004 at 9:00 a.m., local time, and at any postponements or adjournments of that meeting, as set forth on the reverse, and, in their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE ADOPTION OF AMENDMENTS TO THE NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM, “FOR” THE ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR NEUROGEN CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Please vote, sign and date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.

Please mark your vote in blue or black ink as shown here [X]

PROPOSALS:

	FOR		WITHHOLD AUTHORITY
	For all nominees		Withhold authority for all nominees	For all except (see instructions below)
1. Election of the following nominees to the Board of Directors:	[	]	[ ]	[	]
1. Felix J. Baker				[	]
2. Julian C. Baker				[	]
3. Eran Broshy				[	]
4. Robert N. Butler				[	]
5. Frank C. Carlucci				[	]
6. Stephen R. Davis				[	]
7. Stewart Hen				[	]
8. William H. Koster				[	]
9. Jonathan S. Leff				[	]
10. Mark Novitch				[	]
11. Craig Saxton				[	]
12. John Simon				[	]
13. Suzanne H. Woolsey				[	]
	FOR		AGAINST	ABSTAIN
2. Adoption of amendments to the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program.	[	]	[ ]	[	]

3. Adoption of an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan.	[	]	[ ]	[	]

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for Neurogen Corporation for the fiscal year ending December 31, 2004.	[	]	[ ]	[	]

5. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.	[	]	[ ]	[	]

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: [ X ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED,

WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

Signature of Stockholder:                      Date:              Signature of Stockholder:                      Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.